SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


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                                  CYPOST CORP
             (Exact name of registrant as specified in its charter)


            Delaware                                   98-0178674
    (State of Jurisdiction of                       (I.R.S. Employer
  Incorporation or Organization)                 Identification Number)


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                          900 1281 West Georgia Street
                            Vancouver, B.C. V6E-3J7
              (Address and Zip Code of principal executive offices)


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National Corporate Research, Ltd.
9 East Loockerman
City of Dover, County of Kent, State of Delaware    19901
(800)221-0102
(Name, address and telephone number, including area code, of agent for service)


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Copies of all communications, including all communications sent to the agent for service,  should  be  sent  to:

                            Michael T. Williams, Esq.
                            WILLIAMS LAW GROUP, P.A.
                             2503 West Gardner Court
                                Tampa, FL  33611
                               Phone: 813.831.9348
                               Fax:  813.823.5284

                        CALCULATION OF REGISTRATION FEE

-----------------  -------------  -------------------  -----------------  ----------------
Title of           Amount to be        Proposed        Proposed              Amount of
Securities to be   Registered(1)       Maximum         Maximum            Registration Fee
Registered                        Offering Price Per   Aggregate
                                       Share(2)        Offering Price(3)
-----------------  -------------  -------------------  -----------------  ----------------
Common Stock          1,700,000             $    0.10  $         170,000  $          15.64
($0.001 par              shares
value)
-----------------  -------------  -------------------  -----------------  ----------------

1. Represents shares issuable pursuant to agreements for services rendered or to be rendered.
2. The prices hereof may change prior to the effective date of the Registration Statement; therefore, such prices are estimated solely for the purposes of computing the registration fee pursuant to Rule 457(a).
3. Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended solely for the purpose of calculating the registration fee. The proposed offering price per share upon which the proposed aggregate offering price per share and registration fee are based, has been arbitrarily determined by management and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation.

                                     PART I
              INFORMATION REQUIRED IN SECTION 10(a) OF PROSPECTUS

ITEM 1.  PLAN  INFORMATION

         Not  Applicable

ITEM 2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

         Not  Applicable

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The following documents previously filed with the Commission by the Company for purposes of the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2000 filed with the Commission on or about November 16, 2001;
     2. The Company's Quarterly Report on Form 10-QSB/A for the three months ended September 30, 2001;
     3. The Company's Quarterly Report on Form 10-QSB for the three months ended September 30, 2001;
     4. The Company's Quarterly Report on Form 10-QSB for the three months ended June 30, 2000;
     5. The Company's Quarterly Report on Form 10-QSB for the three months ended March 31, 2000;
     6. The Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2000 filed with the Commission on or about April 23, 2001;
     7. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 filed with the Commission on or about April 16, 2001;
     8. The Company's Report on Form 8-K filed with the Commission on or about April 12, 2001;
     9. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 filed with the Commission on or about April 15, 2002;

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part thereof.

ITEM 4.  DESCRIPTION  OF  SECURITIES

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     Not  applicable.

ITEM 6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

     The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby.

     Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, and employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  applicable.

ITEM 8.  EXHIBITS

     Exhibit No.    Title
     ----------     -----
        5.1         Opinion of  Williams Law Group, P.A.
       10.1         Agreement with Kenneth Van Schiver, as amended
       10.2         Agreement with Jack  Martin
       10.3         Agreement with David  Cho,  as  amended
       23.1         Consent of Good Swartz, Brown & Berns
       23.2         Consent of Williams Law Group, P.A. (included in Item 5.1)
       24.1         Power of Attorney (included on page 8)


ITEM  9.  UNDERTAKINGS

(a)  The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to;

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed t hat which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered the rein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of t he Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Ex change Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceab1e. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any act ion, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on the 9th day of April, 2002.

CYPOST  CORP.

Title                             Name            Date         Signature
----------------------------  -------------  --------------  -------------
Principal Executive Officer   Javan Khazali  April 25, 2002  Javan Khazali
----------------------------  -------------  --------------  -------------
Principal Accounting Officer  Javan Khazali  April 25, 2002  Javan Khazali
----------------------------  -------------  --------------  -------------
Principal Financial Officer   Javan Khazali  April 25, 2002  Javan Khazali
----------------------------  -------------  --------------  -------------

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

---------  ----------------  --------  --------------
SIGNATURE  NAME               TITLE         DATE
---------  ----------------  --------  --------------
           Javan Khazali     Director  April 25, 2002
---------  ----------------  --------  --------------
           Thomas Johnston   Director  April 25, 2002
---------  ----------------  --------  --------------


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